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                                                                   Exhibit 10.8


                             STOCK OPTION AGREEMENT


        Grantee:                                    Jeffrey C. Lapin
                                              --------------------------------

        Number of Shares of Company
        Common Stock Underlying Option:             200,000
                                              --------------------------------

        Purchase Price Per Share:                   $16.75
                                              --------------------------------

        Date of Grant:                              October 21, 1998
                                              --------------------------------


         This Stock Option Agreement is entered into as of the 21st day of October 1998 by and between THQ Inc., a Delaware corporation, currently having its executive office at 5016 North Parkway Calabasas, California 91302 (the "Company"), and Jeffrey C. Lapin (the "Grantee").

RECITAL

         WHEREAS, the Company desires that Grantee become an employee and officer of the Company and has determined that in order to induce Grantee to become an employee and officer of the Company, the Company will grant to Grantee an option to purchase shares of common stock of the Company.

         1. STOCK OPTION

            1.1 GRANT OF STOCK OPTION. The Company hereby grants to Grantee, and Grantee hereby accepts, the right and option to purchase from the Company all or any part of the Number of Shares of Company Common Stock Underlying Options set forth above (the "Shares") at the Purchase Price Per Share set forth above on the terms and conditions stated herein (the "Option"). The Option granted hereunder is issued as a non-qualified option and is not intended to be an "Incentive Stock Option," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and is not issued under the THQ Inc. Amended and Restated 1997 Stock Option Plan or any other Company plan. Grantee expressly acknowledges that the Option creates certain tax liabilities upon exercise and in certain other events.

            1.2 TERMS OF STOCK OPTION. The Option shall be subject to the following terms and conditions:

                (a) Option Period. The Option shall not be exercisable after 5:00 p.m., Los Angeles time, on October 21, 2003 (the "Expiration Date"). The Option, or portion thereof, may be exercised only with respect to whole shares of common stock, par value $0.01 per share of the Company (the "Common Stock"). Notwithstanding Section 1.3 hereof or the provisions of any Agreement, the Board of Directors of the Company (the "Board") or a committee (the "Committee") designated by the Board consisting of two or more members of the Board each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (if the Board wishes to qualify under Section 162(m) of the Code) the Committee may in its sole and absolute discretion extend the time for the exercise of the Option.



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                (b) Vesting. Subject to the limits set forth herein relating to the termination of Grantee's employment by the Company, this Option shall be deemed vested and thus exercisable by Grantee only to the extent of the following number of Shares commencing on the following dates:

                                       First Date After Which
           Number of Shares            Shares May Be Purchased
           ----------------            -----------------------
                 66,667                   October 21, 1998
                133,334                   October 21, 1999
                200,000                   October 21, 2000

                (c) Method of Exercise. The Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which Grantee has held for at least six months prior to the delivery of such shares or which Grantee purchased on the open market and in each case for which Grantee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom Grantee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent not prohibited herein and (ii) by executing such documents as the Company may reasonably request; provided, however, that notwithstanding the foregoing or anything herein to the contrary, the Company shall have sole discretion to disapprove of an election pursuant to clauses
(B)-(D). "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System, or other exchange where the Common Stock is listed, on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Grantee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

         1.3 TERMINATION OF EMPLOYMENT.

             (a) Total Disability. If Grantee's employment with the Company terminates by reason of Total Disability, the Option shall be exercisable only to the extent that the Option is exercisable on the effective date of such Grantee's termination of employment and may thereafter be exercised by Grantee (or Grantee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year after the effective date of Grantee's termination of employment, and (ii) the Expiration Date. "Total Disability" shall mean the permanent and total disability of Grantee as described in the written employment agreement, if any, between the Company and Grantee (an "Employment Agreement"); and otherwise shall mean the inability of Grantee substantially to perform Grantee's duties and responsibilities for a continuous period of six months.


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             (b) Death. If Grantee's employment with the Company terminates by reason of death, the Option shall be exercisable only to the extent that the Option is exercisable on the date of Grantee's death and may thereafter be exercised by Grantee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year after the date of death, and (ii) the Expiration Date.

             (c) Termination for Cause. If the employment of Grantee is terminated by the Company for Cause, the Option shall terminate automatically on the date of such termination. "Cause" shall have the meaning ascribed in an Employment Agreement and (i) shall also include Grantee's termination of his employment for any reason, but (ii) shall not include termination by reason of Grantee's Total Disability notwithstanding any language to the contrary in an Employment Agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from Grantee's Total Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any subsidiary of the Company (a "Subsidiary"), monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company, or Grantee's termination of his employment for any reason. If Grantee is removed from the Board of Directors for cause as permitted under Delaware law, the Option shall terminate automatically on the date of such termination.

             (d) Other Termination. If Grantee's employment with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, the Option shall be exercisable only to the extent that the Option is exercisable on the effective date of Grantee's termination of employment and may thereafter be exercised by Grantee (or Grantee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of Grantee's termination of employment, and (ii) the Expiration Date; provided, however, that if Grantee's employment with the Company is terminated by the Company within the nine-month period following the consummation of a Transaction (as defined in Section 6.1) for any reason other than Total Disability, death or for Cause, the Option shall become fully exercisable, and may thereafter be exercised by Grantee (or Grantee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is three months after the effective date of Grantee's termination of employment and (ii) the Expiration Date; provided further, that if Grantee's employment with the Company is terminated by the Company at any other time for any reason other than Total Disability, death or for Cause, the Committee may, in its sole and absolute discretion, provide that the Option shall become fully exercisable and may thereafter be exercised by Grantee (or Grantee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of Grantee's termination of employment and (ii) the Expiration Date.


             (e) Death Following Termination of Employment. If Grantee dies during the period set forth in Section 1.3(a) following termination of employment by reason of Total Disability, or if Grantee dies during the period set forth in Section 1.3(d) following termination of employment by the Company for any other reason other than Total Disability, death or for Cause, the Option shall be exercisable only to the extent that the Option is exercisable on the date of Grantee's death and may thereafter be exercised by Grantee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.




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         2. TRANSFERABILITY

            2.1 NON-TRANSFERABILITY. The Option may not be given, granted, sold, exchanged, pledged, assigned, hypothecated or otherwise encumbered or disposed of by Grantee, other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures set forth in Section 2.2. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option hereunder, the Option and all rights thereunder shall immediately become null and void. Except to the extent permitted by the foregoing sentence, the Option may be exercised during Grantee's lifetime only by Grantee or Grantee's legal representative or similar person.

            2.2 DESIGNATION OF BENEFICIARY. (a) Grantee may file with the Committee a written designation of one or more persons as Grantee's beneficiary or beneficiaries (both primary and contingent) in the event of Grantee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

                (b) Each beneficiary designation shall become effective only when filed in writing with the Committee during Grantee's lifetime on a form prescribed by the Committee. The spouse of a married Grantee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

                (c) If an Grantee fails to designate a beneficiary, or if all designated beneficiaries of an Grantee predecease Grantee, then each outstanding option hereunder held by such Grantee, to the extent exercisable, may be exercised by such Grantee's executor, administrator, legal representative or similar person.

         3. WITHHOLDING TAXES

            3.1 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by Grantee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with the Option hereunder. Grantee may elect that
(i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) Grantee satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which Grantee has held for at least six months prior to the delivery of such shares or which Grantee purchased on the open market and in each case for which Grantee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom Grantee has submitted an irrevocable notice of exercise, or (D) any combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by Grantee; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and that if Grantee is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common


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Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by Grantee.

         4. SALE OR DISPOSITION OF SHARES

            4.1 RESTRICTIONS ON SHARES. The Option shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to the Option bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         5. ADJUSTMENTS

            5.1 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee, without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final and binding. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay Grantee, in connection with the first exercise of the Option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

         6. EFFECT OF CERTAIN TRANSACTIONS.

            6.1 REORGANIZATION; MERGER; SALE OF ASSETS. In the event that the Company enters into an agreement (a) to dispose of all or substantially all of its assets, in contemplation of the distribution of the net proceeds of such sale to the Company's shareholders, or (b) to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation, or in the event the persons who, as of the date hereof, hold 60% or more of the outstanding capital stock of the Company enter into an agreement to sell all of such stock (such distribution, merger, consolidation or sale being hereinafter referred to as a "Transaction"), then the Committee shall provide, at its election made in its sole and absolute discretion, for one or more of the following: (i) for the Option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or parent thereof, or (ii) for the Option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or parent thereof (and, in the event of such assumption, the Option shall continue to be exercisable, on the terms and subject to the conditions set forth herein, and in cumulative amounts at the times provided herein, but shall, from and after the consummation of such Transaction, be exercisable for the capital stock, cash and/or other property received by the common stockholders of the Company in such Transaction in an amount equal to what the holder of the Option would have received had he exercised the Option immediately prior to the consummation of such Transaction), or (iii) for the Option, whether or not then exercisable, to


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become exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee. In the event the Committee elects to cause the portion of the Option not then exercisable to become exercisable prior to such Transaction (such portion the "Accelerated Portion"), any exercise of the Accelerated Portion shall be conditioned upon, and shall be effective only concurrently with, the consummation of such Transaction; and if such Transaction is not consummated, the exercise of the Accelerated Portion shall be of no further force or effect (and Grantee may elect, with respect to the exercise during such period of the Option that was otherwise exercisable, to so condition such exercise upon the consummation of the Transaction). If the Option or Accelerated Portion is not exercised prior to the consummation of such Transaction (and which is not being assumed by a successor or purchasing corporation or parent thereof), the Option or Accelerated Portion shall terminate and be of no further force or effect as of the consummation of such Transaction.

            6.2 POOLING TRANSACTION. If Grantee is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Sections 1.2 and 1.3, and (ii) notwithstanding the Expiration Date, in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which Grantee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then the Option (or option in substitution thereof) shall be exercisable to the extent set forth herein until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 1.2, 1.3 or the Expiration Date, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which Grantee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

         7. MISCELLANEOUS

            7.1 NO RIGHT OF EMPLOYMENT. The Option granted hereunder shall not confer upon Grantee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of Grantee at any time without liability hereunder.

            7.2 RIGHTS AS STOCKHOLDER. Grantee shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to the Option until Grantee becomes a stockholder of record with respect to such shares of Common Stock.

            7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                                      * * *




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         IN WITNESS WHEREOF, the Company and Grantee have executed this
Agreement as of the date first set forth above.


                                          THQ INC.


                                          By: /s/ Brian J. Farrell
                                              ---------------------------------
                                              Brian J. Farrell, President


                                          GRANTEE:


                                          /s/ Jeffrey C. Lapin
                                          -------------------------------------
                                          Jeffrey C. Lapin




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